GENERAL DISTRIBUTOR AGREEMENT


         IT IS HEREBY AGREED by and between JACKSON NATIONAL LIFE INSURANCE COMPANY ("COMPANY") and JACKSON NATIONAL LIFE DISTRIBUTORS, INC. ("JNLD") as follows:

                                        I

         COMPANY proposes to issue and sell certain Variable Life Policies ("Variable Life Policies") to the public through JNLD. JNLD agrees to provide sales services subject to the terms and conditions hereof. Variable Life Policies to be sold hereunder are any and all Variable Life Policies issued by COMPANY through Jackson National Separate Account IV (the "Separate Account"). JNLD is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.

                                       II

         COMPANY authorizes JNLD and JNLD agrees to serve, during the term of this Agreement, as the distributor of Variable Life Policies referred to above. JNLD will distribute Variable Life Policies at a price to be set by COMPANY to purchasers permitted to buy such Variable Life Policies as specified in the prospectus.

                                       III

         JNLD is hereby authorized, subject to disapproval by COMPANY, to enter into separate written agreements ("Selling Agreements") with broker-dealers registered under the Securities Exchange Act of 1934, as amended, and members of the National Association of Securities Dealers, Inc., to participate in the distribution of Variable Life Policies as JNLD shall deem appropriate. The Selling Agreements shall be in a form acceptable to COMPANY. Each Selling Broker-Dealer and its registered representatives soliciting applications for Variable Life policies ("Representatives") shall be duly and appropriately licensed, appointed by COMPANY, registered and otherwise qualified for the sale of Variable Life Policies under the NASD Rules and applicable federal and state securities and insurance laws. Each Selling Broker-Dealer shall be responsible for its Representatives continuing compliance with applicable securities registration requirements and state insurance agent licensing laws.

                                       IV

         Each Selling Agreement shall provide as follows, in words or substance with respect to the training and supervision of Representatives and other persons associated with such Selling-Broker Dealer who are involved directly or indirectly in the offer or sale of Contracts:

         A. All such persons shall be subject to the control of such Selling-Broker Dealer with respect to such persons' activities in connection with the sale of Variable Life Policies. Such Selling-Broker Dealer shall be responsible for training and supervision of all such persons.  JNLD  and  COMPANY  shall  not  have  responsibility  for the training and supervision of any person associated with such Selling-Broker Dealer. JNLD shall require such Selling Broker-Dealer to agree to comply with COMPANY's statement in support of the concepts in the Principles and Code of Ethical Market Conduct of the Insurance Marketplace Standards Association (the "IMSA Principles and Code"), and to engage in active and fair competition as contemplated by the IMSA Principles and Code.

         B. Such Selling Broker-Dealer shall be required to assume full responsibility for continued compliance by itself and its associated persons (as defined in Section 3(a)(18) of the 1934 Act) with the NASD Rules and applicable federal and state securities and insurance laws. Such Selling-Broker Dealer shall be specifically charged with the responsibility of supervising its representatives' compliance with all applicable suitability requirements under federal or state law or the regulations of the NASD. Such Selling Broker-Dealer shall be specifically charged with providing or arranging for adequate training to ensure that representatives have thorough knowledge of each Variable Life Policy and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Such Selling Broker-Dealer and its representatives shall not recommend the purchase of a Variable Life Policy to a prospective purchaser unless they have reasonable grounds to believe that such purchase is suitable for the prospective purchaser and is in accordance with applicable regulations of any regulatory authority, including the Securities and Exchange Commission ("SEC") and the NASD. While not limited to the following, a determination of suitability shall be based on information concerning the prospective purchaser's insurance and investment objectives, risk tolerance, need for liquidity, and financial and insurance situation and needs.

Any supervision of the Selling Broker-Dealer required by applicable law shall be performed by JNLD, and JNLD shall assume any legal responsibilities of COMPANY for the acts or omissions of any Selling Broker-Dealer or its Agents.

                                        V

         The parties hereto recognize that any Representative selling Variable Life Policies as contemplated by this Agreement shall be acting as an insurance agent of COMPANY and that the obligations and rights of JNLD to supervise such persons shall be limited to the extent specifically described herein or required under applicable federal or state securities laws or NASD Rules. Such Representatives shall not be considered agents or employees of JNLD, unless any contract between JNLD and any such person specifically provides otherwise. Further, it is intended by the parties hereto that such Representatives have and shall continue to be considered to have a common law independent contractor relationship with COMPANY and not to be considered common law employees of COMPANY, unless any contract between COMPANY and any person selling Variable Life Policies specifically provides otherwise.

                                       VI

         JNLD shall be fully responsible for carrying out all compliance and supervisory obligations in connection with the distribution of Variable Life Policies, as required by the NASD Conduct Rules ("NASD Rules") and by federal and any applicable state securities laws. JNLD shall assume full responsibility for training and oversight of its representatives engaged directly or indirectly in the distribution of Variable Life Policies, and shall have the authority to require that disciplinary action be taken with respect to the representatives. JNLD agrees to comply with COMPANY's statement in support of the concepts in the IMSA Principles and Code, as such statement may be amended from time to time, and to engage in active and fair competition as contemplated by the IMSA Principles and Code.

                                       VII

         JNLD agrees to carry out its sales and administrative activities and obligations under this Agreement in continuous compliance with the federal and state laws and regulations, including those governing securities and insurance related activities or transactions, as applicable. JNLD shall notify COMPANY immediately in writing if JNLD fails to comply with any applicable law or regulation.

                                      VIII

         COMPANY reserves the right to review and accept or reject all applications for Variable Life Policies. All applications forwarded to COMPANY shall first be approved as to suitability by an appropriate principal of the submitting Selling-Broker Dealer. All premium payments for such Variable Life Policies shall be sent promptly to the office designated for such by COMPANY.

                                       IX

         COMPANY shall furnish JNLD with copies of such information, financial statements and other documents requested by JNLD for use in connection with the distribution of Variable Life Policies, as may be deemed reasonable by COMPANY. COMPANY shall provide to JNLD such number of copies of the currently effective prospectus as JNLD and COMPANY shall agree upon from time to time. COMPANY reserves the right to require the recall of any material approved by it at any time for any reason, and JNLD shall promptly comply, and cause all Selling Broker-Dealers to promptly comply.

                                        X

         JNLD is not authorized to give any information, make any representations, or authorize anyone else to give any information or make any representation concerning the Separate Account or COMPANY, other than as contained in the current registration statement or prospectus filed with the Securities and Exchange Commission or such sales literature as may be authorized by COMPANY.

                                       XI

         Both parties to this Agreement agree to keep necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records. Each party shall make such books and records reasonably available to the other party. The parties shall promptly furnish each other with any reports and information the other party may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of any state, under any applicable federal or state securities laws, rules or regulations, or under the rules of the NASD.

                                       XII

         Commissions payable with respect to Variable Life Policies shall be paid by COMPANY, and nothing herein shall obligate JNLD to pay any commissions or other remuneration to the Representatives selling the Variable Life Policies or to reimburse such Representatives for expenses incurred by them, nor shall JNLD have any interest whatsoever in any commissions or other remuneration payable to any Representative by COMPANY.

                                      XIII

         Each party will promptly notify the other of any customer complaint or notice of any regulatory investigation or proceeding received by such party or their respective affiliates relating to Variable Life Policies or any or threatened or filed arbitration action or civil litigation arising out of the offer or sale of Variable Life Policies. The parties shall cooperate fully in investigating and responding to any such complaint, regulatory investigation or proceeding, arbitration, or civil litigation, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement.

         JNLD will include in each Selling Agreement a notification provision comparable to this Paragraph requiring the Selling Broker-Dealer (a) to notify JNLD and COMPANY promptly of any complaint or claim or any notice of any regulatory investigation or proceeding received by the Selling-Broker Dealer or its affiliates relating to JNLD, COMPANY, any associated person of JNLD or COMPANY, any Variable Life Policy, or any or threatened or filed arbitration action or civil litigation arising out of solicitation of the Variable Life Policies, and (b) to cooperate with COMPANY and JNLD in investigating and resolving such matter.

                                       XIV

         Each party (the "Indemnifying Party") hereby agrees to release, indemnify, and hold harmless the other party, its officers, directors, employees, agents, servants, predecessors or successors from any claims or liability arising out of the breach of this Agreement by the Indemnifying Party or arising out of acts or omissions of the Indemnifying Party or its agents, appointees, independent contractors or employees not authorized by this Agreement, including the violation of the federal and state securities laws and ERISA or arising from acts of misrepresentation or false declaration concerning the products sold hereunder.

                                       XV

         This Agreement shall remain in effect unless terminated as hereinafter provided. This Agreement shall automatically terminate in the event of its assignment by JNLD. This Agreement may be terminated by either party hereto at any time upon not less than 60 days' written notice to the other party.

                                       XVI

         All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by first class mail, registered or certified, postage prepaid and properly addressed as follows:

         TO COMPANY:

         Jackson National Life Insurance Company
         1 Corporate Way
         Lansing, Michigan  48951

         Attention:  Thomas J. Meyer

         TO JNLD:

         Jackson National Life Distributors, Inc.
         401 Wilshire Boulevard, Ste. 1200Santa Monica, CA 90401

         Attention:  Michael A. Wells

         IN WITNESS  WHEREOF,  the parties hereto have caused this instrument to
be  signed  on  their  behalf  by  their  respective   officers  thereunto  duly
authorized.

         This Agreement is effective as of the ____ day of _________, _________.

                           JACKSON NATIONAL LIFE INSURANCE COMPANY

                           By:
                                ------------------------------------------------
                                    Thomas J. Meyer

                           Its:     Senior Vice President and General Counsel
                                 -----------------------------------------------


                           JACKSON NATIONAL LIFE DISTRIBUTORS, INC.

                           By:
                                ------------------------------------------------
                                    Michael A. Wells

                           Its:     President
                                 -----------------------------------------------